        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 2000
                                                      REGISTRATION NO. 333-93789

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                 CAYENTA, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                              7379                             33-0884182
 (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  incorporation or organization)       Classification Code Number)            Identification Number)

                           --------------------------

                            225 BROADWAY, SUITE 1500
                              SAN DIEGO, CA 92101
                                 (619) 228-2100
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                           --------------------------

                                 DAVID PORRECA
                                 PRESIDENT/CEO
                                 CAYENTA, INC.
                            225 BROADWAY, SUITE 1500
                              SAN DIEGO, CA 92101
                                 (619) 228-2100
                                 (619) 228-2182

    (Name, address, including zip code, and telephone and facsimile numbers, including area code, of agent for service)

                                   COPIES TO:

   NICHOLAS J. COSTANZA              BARBARA L. BORDEN, ESQ.            LAURIE A. SMILEY, ESQ.
      GENERAL COUNSEL                MATTHEW T. BROWNE, ESQ.           CHRISTOPHER J. VOSS, ESQ.
      CAYENTA, INC.                    COOLEY GODWARD LLP               MARC S. MARCHIEL, ESQ.
 225 BROADWAY, SUITE 1500          4365 EXECUTIVE DRIVE, SUITE              STOEL RIVES LLP
    SAN DIEGO, CA 92101                       1100                    600 UNIVERSITY STREET, 36TH
      (619) 552-9500                   SAN DIEGO, CA 92121                       FLOOR
    FAX: (858) 552-9759                  (858) 550-6000                 SEATTLE, WA 98101-3197
                                       FAX: (858) 453-3555                  (206) 624-0900
                                                                          FAX: (206) 386-7500

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration serial number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

    ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth all expenses payable by the Registrant in connection with the sale of the common stock being registered. All of the amounts shown are estimates, except for the SEC registration fee, the NASD filing fee and the Nasdaq National Market application fee.

                                                              AMOUNT
                                                               TO BE
                                                               PAID
                                                              -------
Registration fee............................................  $18,480
NASD filing fee.............................................
Nasdaq Stock Market Listing Application fee.................
Blue sky qualification fees and expenses....................
Printing and engraving expenses.............................
Legal fees and expenses.....................................
Accounting fees and expenses................................
Transfer agent and registrar fees...........................
Miscellaneous...............................................
    Total...................................................

    ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

    The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its Directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability for breach of the Director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the Director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the Director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the Director's duty to the Registrant or its stockholders when the Director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Director's duty to the Registrant or its stockholders, for improper transactions between the Director and the Registrant and for improper distributions to stockholders and loans to

Directors and officers. The provision also does not affect a Director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

    The Registrant has entered into indemnity agreements with each of its Directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a Director or an executive officer of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

    The Registrant has entered into employment agreements with David P. Porreca and Gregory R. Smith that provide for the indemnification of Mr. Porreca and Mr. Smith to the maximum extent permitted by law for any acts made in good faith while performing services in the ordinary and regular course of business for Cayenta. To the same extent, Cayenta will pay and subject to any legal limitations, advance all expenses, including reasonable attorneys' fees and costs of court approved settlements, actually and necessarily incurred by Mr. Porreca or Mr. Smith in connection with the defense of any action, suit or proceeding and in connection with any appeal, which has been brought against Mr. Porreca or Mr. Smith by reason of his service as an officer or agent of Cayenta.

    At present, there is no pending litigation or proceeding involving a Director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

    The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

    ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    Since its inception in September 1997, the Registrant has sold and issued the following unregistered securities:

    (a) In January 1999, the Registrant acquired substantially all of the assets of Transnational Partners II, LLC, an enterprise application integration consulting company. The Registrant acquired Transnational Partners II for
$7 million in cash and 2,345,000 shares of Series A preferred stock. The Registrant expects to pay an additional $2.8 million in January 2000 based on the performance of Transnational Partner II's business following the acquisition. The Registrant issued such shares in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D under the Securities Act.

    (b) In December 1999, the Registrant acquired Assist Cornerstone Technologies, Inc., an e-commerce solutions and software company. The Registrant acquired Assist Cornerstone for 516,458 shares of Class A common stock which were issued to the former equity holders of Assist Cornerstone. In addition, the Registrant paid $12.9 million in cash, of which $9.9 million was paid at the closing, with the balance withheld to satisfy possible working capital adjustments or indemnification obligations. The Registrant issued such shares in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D under the Securities Act.

    (c) In connection with the Registrant's reorganization with Titan in December 1999, the Registrant issued 10,000,000 shares of Class B common stock to Titan. The Registrant issued such shares in reliance on the exemption provided in Section 4(2) of the Securities Act.

    (d) In December 1999, the Registrant issued to Batchelder & Partners warrants to purchase up to 495,800 shares of its Class A common stock at a weighted average exercise price of $13.11 per share. The Registrant issued such warrants in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D under the Securities Act.

    (e) In October 1999, the Registrant issued 50,000 shares of Class A common stock to Dr. Gene Ray upon the exercise of an option at an exercise price of $0.36 per share. The Registrant issued such shares in reliance upon the exemption from securities registration afforded by Rule 701 under the Securities Act.

    The recipient of the above-described securities represented its intention to acquire the securities for investment only and not with a view to distribution thereof. The recipient had adequate access through its relationship with the Registrant, to information about the Registrant.

    The stock amounts and per-share exercise prices in the descriptions above
reflect the   for   stock split of the Registrant's common stock which will take place prior to the effectiveness of this offering. The recipients of the above-described securities represented their intention to acquire the securities for investment only and not with a view to distribution thereof. Appropriate legends were affixed to the stock certificates issued in such transactions. All recipients had adequate access, through employment or other relationships, to information about the Registrant.

    ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) EXHIBITS.


           EXHIBIT
           NUMBER           DESCRIPTION OF DOCUMENT
    ---------------------   -----------------------
             1.1            Form of Underwriting Agreement.(1)

             2.1            Asset Purchase Agreement among Transnational Partners II,
                              LLC, Cayenta and The Titan Corporation dated as of
                              January 1, 1999.

             2.2            Stock Purchase Agreement dated as of November 2, 1999 among
                              Cayenta, J.B. Systems, Inc., d.b.a. Mainsaver Corporation
                              and Mainsaver, JKS Separate Property Trust, The Gehl
                              Living Trust, JBS Acquisition Company, LLC, Epicor
                              Software Corporation, Mark Stevens and The Titan
                              Corporation.*

             2.3            Stock Exchange and Stock Purchase Agreement dated as of
                              December 7, 1999 among Cayenta, Cayenta Operating Company,
                              The Titan Corporation, Assist Cornerstone Technologies,
                              Inc. and Selling Shareholders.*

             2.4            Stock Purchase Agreement dated as of December 23, 1999 among
                              Cayenta, SFG Technologies, Inc., the Common Selling
                              Shareholders, the Preferred Selling Shareholders and the
                              Option Holders.

             2.5            Contribution Agreement dated December 7, 1999 among The
                              Titan Corporation, Cayenta, Gene W. Ray and Transnational
                              Partners II, LLC.*

             2.6            Limited Liability Company Agreement of Soliance, LLC dated
                              August 25, 1999 among Sempra Energy Information Solutions,
                              Modis, Inc. and Cayenta.(2)

             3.1            Certificate of Incorporation.*

             3.2            Certificate of Amendment to Certificate of Incorporation.*

             3.3            Bylaws.*

           EXHIBIT
           NUMBER           DESCRIPTION OF DOCUMENT
    ---------------------   -----------------------
             4.1            Reference is made to Exhibits 3.1, 3.2 and 3.3.

             4.2            Specimen Stock Certificate.(1)

             5.1            Opinion of Cooley Godward LLP.(1)

            10.1            Cayenta Investor Rights Agreement.*

            10.2            Cayenta 1997 Stock Option Plan.*

            10.3            Titan 1995 Employee Stock Purchase Plan.*

            10.4            Titan Supplemental Retirement Plan for Executives dated
                              December 17, 1993, as amended May 18, 1995.*

            10.5            Form of Nonstatutory Stock Option Agreement under 1997 Stock
                              Option Plan.*

            10.6            Form of Incentive Stock Option Agreement under 1997 Stock
                              Option Plan.*

            10.7            Employment Agreement dated January 1, 1999 between David P.
                              Porreca and Cayenta.*

            10.8            Employment Agreement dated January 1, 1999 between Gregory
                              R. Smith and Cayenta.*

            10.9            Letter Agreement dated November 1, 1999 between Cayenta and
                              William G. Atkinson.*

            10.10           Letter Agreement dated December 18, 1999 between Cayenta and
                              Edward M. Lake.*

            10.11           Form of Indemnity Agreement.*

            10.12           Contract between the Federal Aviation Administration and
                              Cayenta dated as of July 24, 1995.(2)

            10.13           Agreement for Consulting Services dated as of January 1,
                              1999 between Sempra Energy Information Solutions, LLC and
                              Transnational Partners II, LLC.(2)

            10.14           Management Services Agreement dated August 25, 1999 between
                              Cayenta and Soliance, LLC.

            10.15           Contract for Professional Services dated as of September 8,
                              1999 between Cayenta and Waste Management, Inc.(2)

            10.16           Software License Agreement dated September 23, 1998 between
                              Assist Cornerstone Technologies, Inc. and 800.com, Inc.(2)

            10.17           Purchase Notification dated February 10, 1999 between Titan and the Government of the District of Columbia.(2)

            10.18           Subcontract Agreement dated March 23, 1999 between Cap
                              Gemini America LLC and Cayenta.(2)

            10.19           Tax Allocation Agreement.(1)

            10.20           Corporate Services Agreement.(1)

            10.21           Facilities Agreement.(1)

            10.22           Office Space Lease dated March 9, 1999 between San Diego 225
                              RPF III, LLC and Titan.*

            10.23           Subordinated Promissory Note dated December 27, 1999 between
                              Cayenta Operating Company, Inc. and Titan.*

            10.24           Technical Services Agreement dated January 1, 1997 between
                              Enova Corporation and Transnational Partners II, LLC, as
                              amended.(2)

            11.1            Computation of Net Income per Share.*

            21.1            Subsidiaries of the Registrant.*

            23.1            Consent of Arthur Andersen LLP.*

            23.2            Consent of Arthur Andersen LLP.*

           EXHIBIT
           NUMBER           DESCRIPTION OF DOCUMENT
    ---------------------   -----------------------
            23.3            Consent of Arthur Andersen LLP.*

            23.4            Consent of KPMG LLP.*

            23.5            Consent of Ernst & Young LLP.*

            23.6            Consent of Cooley Godward LLP. Reference is made to
                              Exhibit 5.1.(1)

            24.1            Power of Attorney. Reference is made to page II-6.

            27.1            Financial Data Schedule.*


------------------------


*   Previously filed.


(1) To be filed by amendment.


(2) Confidential Treatment requested.


    ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

    (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post effective amendment will be filed to set forth the terms of such offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on January 19, 2000.


                                                       Registrant

                                                       By:             /s/ DAVID P. PORRECA
                                                            -----------------------------------------
                                                                         David P. Porreca
                                                                     CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Porreca and Edward M. Lake and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                                                       President, Chief Executive
                /s/ DAVID P. PORRECA                     Officer and Director
     -------------------------------------------         (PRINCIPAL EXECUTIVE         January 19, 2000
                  David P. Porreca                       OFFICER)

                                                       Senior Vice President and
                          *                              Chief Financial Officer
     -------------------------------------------         (PRINCIPAL FINANCIAL AND     January 19, 2000
                   Edward M. Lake                        ACCOUNTING OFFICER)

                          *                            Senior Vice President,
     -------------------------------------------         General Counsel and          January 19, 2000
                Nicholas J. Costanza                     Secretary

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                          *
     -------------------------------------------         Chairman of the Board and    January 19, 2000
                     Gene W. Ray                                  Director

                          *
     -------------------------------------------                 Director             January 19, 2000
                 Robert E. La Blanc

                /s/ DAVID P. PORRECA
     -------------------------------------------
                  David P. Porreca
                  *ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
         1.1            Form of Underwriting Agreement.(1)

         2.1            Asset Purchase Agreement among Transnational Partners II,
                          LLC, Cayenta and The Titan Corporation dated as of
                          January 1, 1999.

         2.2            Stock Purchase Agreement dated as of November 2, 1999 among
                          Cayenta, J.B. Systems, Inc., d.b.a. Mainsaver Corporation
                          and Mainsaver, JKS Separate Property Trust, The Gehl
                          Living Trust, JBS Acquisition Company, LLC, Epicor
                          Software Corporation, Mark Stevens and The Titan
                          Corporation.*

         2.3            Stock Exchange and Stock Purchase Agreement dated as of
                          December 7, 1999 among Cayenta, Cayenta Operating Company,
                          The Titan Corporation, Assist Cornerstone Technologies,
                          Inc. and Selling Shareholders.*

         2.4            Stock Purchase Agreement dated as of December 23, 1999 among
                          Cayenta, SFG Technologies, Inc., the Common Selling
                          Shareholders, the Preferred Selling Shareholders and the
                          Option Holders.

         2.5            Contribution Agreement dated December 7, 1999 among The
                          Titan Corporation, Cayenta, Gene W. Ray and Transnational
                          Partners II, LLC.*

         2.6            Limited Liability Company Agreement of Soliance, LLC dated
                          August 25, 1999 among Sempra Energy Information Solutions,
                          Modis, Inc. and Cayenta.(2)

         3.1            Certificate of Incorporation.*

         3.2            Certificate of Amendment to Certificate of Incorporation.*

         3.3            Bylaws.*

         4.1            Reference is made to Exhibits 3.1, 3.2 and 3.3.

         4.2            Specimen Stock Certificate.(1)

         5.1            Opinion of Cooley Godward LLP.(1)

        10.1            Cayenta Investor Rights Agreement.*

        10.2            Cayenta 1997 Stock Option Plan.*

        10.3            Titan 1995 Employee Stock Purchase Plan.*

        10.4            Titan Supplemental Retirement Plan for Executives dated
                          December 17, 1993, as amended May 18, 1995.*

        10.5            Form of Nonstatutory Stock Option Agreement under 1997 Stock
                          Option Plan.*

        10.6            Form of Incentive Stock Option Agreement under 1997 Stock
                          Option Plan.*

        10.7            Employment Agreement dated January 1, 1999 between David P.
                          Porreca and Cayenta.*

        10.8            Employment Agreement dated January 1, 1999 between Gregory
                          R. Smith and Cayenta.*

        10.9            Letter Agreement dated November 1, 1999 between Cayenta and
                          William G. Atkinson.*

        10.10           Letter Agreement dated December 18, 1999 between Cayenta and
                          Edward M. Lake.*

        10.11           Form of Indemnity Agreement.*

        10.12           Contract between the Federal Aviation Administration and
                          Cayenta dated as of July 24, 1995.(2)

        10.13           Agreement for Consulting Services dated as of January 1,
                          1999 between Sempra Energy Information Solutions, LLC and
                          Transnational Partners II, LLC.(2)

        10.14           Management Services Agreement dated August 25, 1999 between
                          Cayenta and Soliance, LLC.

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------                     -----------------------
        10.15           Contract for Professional Services dated as of September 8,
                          1999 between Cayenta and Waste Management, Inc.(2)

        10.16           Software License Agreement dated September 23, 1998 between
                          Assist Cornerstone Technologies, Inc. and 800.com, Inc.(2)

        10.17           Purchase Notification dated February 10, 1999 between Titan and the Government of the District of Columbia.(2)

        10.18           Subcontract Agreement dated March 23, 1999 between Cap
                          Gemini America LLC and Cayenta.(2)

        10.19           Tax Allocation Agreement.(1)

        10.20           Corporate Services Agreement.(1)

        10.21           Facilities Agreement.(1)

        10.22           Office Space Lease dated March 9, 1999 between San Diego 225
                          RPF III, LLC and Titan.*

        10.23           Subordinated Promissory Note dated December 27, 1999 between
                          Cayenta Operating Company, Inc. and Titan.*

        10.24           Technical Services Agreement dated January 1, 1997 between
                          Enova Corporation and Transnational Partners II, LLC, as amended.(2)

        11.1            Computation of Net Income per Share.*

        21.1            Subsidiaries of the Registrant.*

        23.1            Consent of Arthur Andersen LLP.*

        23.2            Consent of Arthur Andersen LLP.*

        23.3            Consent of Arthur Andersen LLP.*

        23.4            Consent of KPMG LLP.*

        23.5            Consent of Ernst & Young LLP.*

        23.6            Consent of Cooley Godward LLP. Reference is made to
                          Exhibit 5.1.(1)

        24.1            Power of Attorney. Reference is made to page II-6.

        27.1            Financial Data Schedule.*


------------------------


*   Previously filed.


(1) To be filed by amendment.


(2) Confidential Treatment requested.